Exhibit 99.2
China Pharmaceuticals, Inc.  Effects 5 For 6 Share Split and Symbol Change to CFMID

XI’AN, CHINA,--(BUSINESS WIRE)—Tuesday, June 15, 2010. China Pharmaceuticals, Inc., (OTC Bulletin Board:  CFMID) (“China Pharmaceuticals, Inc.” or the “Company”), one of China’s leading manufacturers and distributors of prescription and over-the-counter pharmaceuticals, today announced that it has effected a 5 for 6 reverse share split as of June 8, 2010.

In conjunction with the reverse split, a temporary "D" has been added to the end of the Company’s existing trading symbol. The “D” is automatically removed 20 days after the split is effective. Therefore, immediately following the reverse split, the Company’s trading symbol has temporarily changed to “CFMID”.

About China Pharmaceuticals, Inc.

China Pharmaceuticals, Inc., www.chinapharmaceuticalsinc.com , has its headquarters in the modern industrial city of Xi’an, Shaanxi Province, China. The Company identifies, discovers, develops, manufactures and distributes both prescription and over-the counter, including both conventional and Traditional Chinese Medicines, pharmaceutical products for the treatment of some of the most common ailments and diseases.  China  Pharmaceuticals, Inc. currently manufactures 85 pharmaceutical products in the form of capsules, oral solutions, tablets, granules, syrups, medicinal teas, tincture and solutions for injection that are either small volume parenteral solutions that are freeze dried powders or large volume parenteral solutions. China Pharmaceuticals, Inc.’s manufacturing facilities are based in Hanzhong and the Xi’an Jinghe Industrial Zone, both in Shaanxi Province.

For the first quarter ended March 31, 2010, CFMID recorded record financial results. Total revenue was $7,053,199, representing a 50% increase year-over-year, and net income for the quarter was $1,547,876. As at March 31, 2010, total assets were $32,120,064 and total shareholders’ equity was $30,154,106.

For more information, please contact:

China Pharmaceuticals, Inc. (OTCBB:CFMID)
Mr. Guozhu Wang, Chief Executive Officer, Guozhu.wang@chinapharmaceuticalsinc.com
Mr. Guiping Zhang, President, Guiping.zhang@chinapharmaceuticalsinc.com
Mr. Tao Lei, Chief Financial Officer, Tao.lei@chinapharmaceuticalsinc.com

24th Floor, Building A, Zhengxin Mansion
No. 5 of 1st Gaoxin Rd, Hi-Tech Development Zone
Xi’an City, Shaanxi Province, PRC
Phone: 86-29-8406-7215
Website: www.chinapharmaceuticalsinc.com
Investor Relations e-mail: ir@chinapharmaceuticalsinc.com

Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the company's ability to raise additional capital to finance the company's activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the share exchange; the future trading of the common stock of the company; the ability of the company to operate as a public company; the period of time for which its current liquidity will enable the company to fund its operations; the company's ability to protect its proprietary information; general economic and business conditions; the volatility of the company's operating results and financial condition; the company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the company believes that the expectations expressed in these forward looking statements are reasonable, they cannot assure you that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.